UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2013

GREENE COUNTY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

                                                                 Federal                         0-25165                      14-1809721
                                                              (State or Other Jurisdiction                              (Commission File No.)                           (I.R.S. Employer
                                                                 of Incorporation)                                                                                                       Identification No.)

                                                                             302 Main Street, Catskill NY                                                  12414
                                                                  (Address of Principal Executive Offices)                                                                             (Zip Code)

                                                                                                   Registrant’s telephone number, including area code:    (518) 943-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events

On January 15, 2013, the Board of Directors of Greene County Bancorp, Inc. announced a quarterly cash dividend of $0.175 per share.  A press release announcing the details of the declaration is attached as exhibit 99.

On January 15, 2013, the Company also announced that Greene County Bancorp, MHC (the “MHC”), the 55.1% majority-owner and mutual holding company of the Company, intends to seek the approval of the MHC’s members (depositors of The Bank of Greene County) to waive the MHC’s receipt of this dividend, as well as any future dividends declared by the Company on its common stock during the twelve months subsequent to the members’ approval of the dividend waiver proposal, at a special meeting of members scheduled for February 19, 2013.

Historically, the MHC has waived its right to receive dividends declared on its shares of the Company’s common stock, and the MHC has waived the receipt of dividends for the quarter end December 31, 2012, subject to the non-objection of the Federal Reserve Board.  The Federal Reserve Board has adopted interim final regulations that impose significant conditions and restrictions on the ability of mutual holding companies to waive the receipt of dividends from their subsidiaries. If the MHC obtains approval of its members at the special meeting of members to waive the dividend, it will then seek the non-objection of the Federal Reserve Board for such dividend waiver. If this non-objection is obtained prior to April 1, 2013, the expected payment date of the dividend, the MHC intends to waive its receipt of the dividend.

Item 9.01        Financial Statements and Exhibits

Exhibit No.	Description

99                                            Press release dated January 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENE COUNTY BANCORP, INC.

DATE:  January 18, 2013                                                      By: /s/ Donald E. Gibson
              Donald E. Gibson
              President and Chief Executive Officer

FOR IMMEDIATE RELEASE
Date: January 17, 2013
For Further Information Contact:
Donald E. Gibson
President and Chief Executive Officer
(518) 943-2600
donaldg@tbogc.com

GREENE COUNTY BANCORP, INC.
ANNOUNCES QUARTERLY CASH DIVIDEND

GREENE COUNTY BANCORP, MHC ANNOUNCES SPECIAL MEETING OF MEMBERS TO VOTE ON PROPOSAL TO WAIVE RECEIPT OF DIVIDEND

Catskill, NY – January 17, 2013.  Greene County Bancorp, Inc. (NASDAQ-GCBC) today announced that its Board of Directors has approved the continuation of the Company’s regular quarterly cash dividend of $0.175 per share.  The dividend reflects an annual cash dividend rate of $0.70 per share.

The cash dividend for the quarter ended December 31, 2012 will be paid to shareholders of record as of February 15, 2013 and is expected to be paid on or about April 1, 2013.

The Company is the majority-owned subsidiary of Greene County Bancorp, MHC (the “MHC”), a federal mutual holding company, which owns 55.1% of the Company’s outstanding common shares.  The MHC intends to seek the approval of the MHC’s members (depositors of The Bank of Greene County) to waive the MHC’s receipt of this dividend, as well as on any future dividends declared by the Company on its common stock during the twelve months subsequent to the members’ approval of the dividend waiver proposal, at a special meeting of members scheduled for February 19, 2013.

Historically, the MHC has waived its right to receive dividends declared on its shares of the Company’s common stock, and the MHC has waived the receipt of dividends for the quarter end December 31, 2012, subject to the non-objection of the Federal Reserve Board.  The Federal Reserve Board has adopted interim final regulations that impose significant conditions and restrictions on the ability of mutual holding companies to waive the receipt of dividends from their subsidiaries. If the MHC obtains approval of its members at the special meeting of members to waive the dividend, it will then seek the non-objection of the Federal Reserve Board for such dividend waiver. If this non-objection is obtained prior to April 1, 2013, the expected payment date of the dividend, the MHC intends to waive its receipt of the dividend.

*           *           *

Greene County Bancorp, Inc. is the direct and indirect holding company, respectively, for The Bank of Greene County, a federally chartered savings bank, and Greene County Commercial Bank, a New York-chartered commercial bank, both headquartered in Catskill, New York.  The Banks serve Greene, Columbia and Albany Counties in New York from twelve full-service branch locations.
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